UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On August 2, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Celularity Inc. (“Celularity”) informed Deloitte & Touche LLP (“Deloitte”) that Deloitte was dismissed as Celularity’s independent registered public accounting firm effective on that date. The reports of Deloitte on Celularity’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Celularity’s financial statements as of and for each of the years ended December 31, 2023 and 2022 contained an explanatory paragraph relating to substantial doubt about the ability of Celularity to continue as a going concern as described in Note 1 to those financial statements.

During Celularity’s two most recent fiscal years and the subsequent interim period from January 1, 2024, to August 2, 2024, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Deloitte’s engagement and the subsequent period through August 2, 2024.

Celularity provided Deloitte with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the SEC stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

Engagement of New Independent Registered Public Accounting Firm

On August 2, 2024, the Audit Committee approved the engagement of EisnerAmper LLP (“EisnerAmper”) as Celularity’s independent registered public accounting firm to audit Celularity’s consolidated financial statements for the year ending December 31, 2024. EisnerAmper will commence work with respect to the unaudited interim financial statements of Celularity as of and for the quarters ended March 31, 2024 and June 30, 2024, and the filing of the related Quarterly Reports on Form 10-Q.

During Celularity’s two most recent fiscal years and subsequent interim period through August 2, 2024, Celularity did not consult with EisnerAmper with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Celularity’s financial statements, and no written report or oral advice was provided to Celularity by EisnerAmper that EisnerAmper concluded was an important factor considered by Celularity in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2024, Marc Mazur, a Class III member of the Board of Directors of Celularity, notified the Board of Directors of his intention to resign as a member of the board and all committees thereof effective July 31, 2024. Mr. Mazur’s decision to resign was not due to any disagreement with Celularity on any matter, or relating to its operations, policies, or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

16.1	Letter from Deloitte & Touche LLP dated August 5, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	August 5, 2024	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D. Chairman and CEO